U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 9, 2003


                          VISTA CONTINENTAL CORPORATION
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                     2-90519                      72-0510027
-----------------------    -------------------------        -------------------
(State or Jurisdiction                                        (I.R.S Employer
of Incorporation)                                           Identification No.)


                      6600 West Charleston Boulevard, #118
                               Las Vegas, NV 89146
                            Telephone: (702) 228-2077
          (Address and telephone number of principal executive offices)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



Pursuant to a Board Resolution by Written Consent, the Registrant dismissed its independent auditor Malone & Bailey, PLLC ("M&B") effective December 9, 2003 and engaged CFO Advantage, Inc. as its independent auditor effective December 10, 2003.

The reports of M&B on the Registrant's financial statements for the fiscal years ended September 30, 2002 and September 30, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant and M&B have not, in connection with the audit of the Registrant's financial statements for the previous two (2) fiscal years, or for any subsequent interim periods prior to and including December 9th, 2003, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to M&B's satisfaction, would have caused M&B to make reference to the subject matter of the disagreement in connection with its reports, EXCEPT
FOR:

On June 11, 2002, the Registrant filed a current report on Form 8-K (the "June 2002 Form 8-K") reporting that the Registrant completed a business combination transaction with Vista Continental Corporation, a Nevada corporation ("VCC Nevada"), on June 6, 2002, whereby the Registrant purportedly acquired all of the issued and outstanding shares of VCC Nevada in exchange for 39,837,355 shares of the Registrant's common stock. The shareholders of VCC Nevada never exchanged their shares of VCC Nevada for the shares of the Registrant's common stock and the shares of the Registrant were never issued to the shareholders of VCC Nevada. It is the Registrant's position that the business combination transaction disclosed in the June 2002 Form 8-K (the "Transaction") was never completed, because, among other things, the Registrant never acquired all of the issued and outstanding shares of VCC Nevada. Accordingly, the Registrant believes that its quarterly and annual reports filed since June 6, 2002 need to be amended to disclose information relating to the effects of the fact that the Transaction was not completed. M&B is of the opinion that the Transaction was effectively completed on June 6, 2002, however, M&B acknowledges that the shares of VCC Nevada were never exchanged for the shares of the Registrant because the Registrant must register such shares prior to issuance. Thus, M&B does not believe that the Registrant needs to amend its quarterly and annual reports filed since June 6, 2002.

M&B have stated that they would supply the registrant with the required letter from the auditor within a week of this filing. The registrant shall file an amended 8K including the letter from M&B once the letter is received.

On December 10, 2003, the Registrant engaged the firm CFO Advantage, Inc. of Las Vegas, Nevada as the Registrant's independent auditors.

The Registrant had no relationship with CFO Advantage Inc. required to be reported pursuant to Regulation S-B Item 304 (a) (2) during the previous 2 fiscal years, or the subsequent interim periods prior to and including December 10th, 2003.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Pursuant to Board Resolution by Written Consent, the Registrant appointed Arthur de Joya as the Registrant's new Treasurer and Chief Financial Officer. Mr. de Joya's salary shall be $66,000 per year. Accordingly, Ashak Rustom is no longer the Chief Financial Officer, but remains as a member of the Registant's Board of Directors.

Mr. de Joya, age 38, was formally the partner-in-charge of the audit practice for L.L. Bradford & Company, LLC, certified public accounting firm located in Las Vegas, Nevada. Prior to L.L. Bradford & Company, LLC, Mr. de Joya was a supervisor with KPMG LLP. Mr. de Joya is a certified public accountant and has worked with many publicly traded companies.



                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           VISTA CONTINENTAL CORPORATION
                                                   (Registrant)


Date: December 17, 2003
                                           /s/ Arthur de Joya
                                           ------------------------------------
                                           Arthur de Joya, CFO